Exhibit 10.7

When recorded, mail to:

Brian D. Cunningham, Esq.
SNELL & WILMER L.L.P.
Beneficial Tower
15 West South Temple, Suite 1200
Salt Lake City, Utah 84101

Tax Parcel No. 15-10-326-023

DEED OF TRUST, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
(Redwood Property)

THIS DEED OF TRUST SECURES A PROMISSORY NOTE, THE INTEREST RATE UNDER WHICH MAY VARY FROM TIME TO TIME ACCORDING TO CHANGES IN THE PRIME RATE ANNOUNCED BY BENEFICIARY OR ACCORDING TO CHANGES IN THE LONDON INTERBANK OFFERED RATE, IN ACCORDANCE WITH THE CREDIT AGREEMENT BETWEEN TRUSTOR AND BENEFICIARY.

THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT, AND IS FILED AS A FIXTURE FILING, WITH RESPECT TO ANY PORTION OF THE TRUST ESTATE IN WHICH A PERSONAL PROPERTY SECURITY INTEREST OR LIEN MAY BE GRANTED OR CREATED PURSUANT TO THE UTAH UNIFORM COMMERCIAL CODE OR UNDER COMMON LAW, AND AS TO ALL REPLACEMENTS, SUBSTITUTIONS, AND ADDITIONS TO SUCH PROPERTY AND THE PROCEEDS THEREOF.  FOR PURPOSES OF THE SECURITY INTEREST OR LIEN CREATED HEREBY, BENEFICIARY IS THE “SECURED PARTY” AND TRUSTOR IS THE “DEBTOR.” TRUSTOR IS THE OWNER OF THE PROPERTY DESCRIBED HEREIN.

This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as it may be amended and modified from time to time, the “Deed of Trust”) is made as of March 17, 2011, by and among UTAH MEDICAL PRODUCTS, INC., a Utah corporation (“Trustor”), whose mailing address is 7043 South 300 West, Midvale, Utah 84047, FIRST AMERICAN TITLE INSURANCE COMPANY (“Trustee”), whose mailing address is 201 South Main Street, Suite 300, Salt Lake City, Utah 84111, and JPMORGAN CHASE BANK, N.A., a national banking association (“Beneficiary”), whose mailing address is 201 South Main Street, Suite 300, Salt Lake City, Utah 8411.

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, all of Trustor’s right, title and interest, whether fee, leasehold or otherwise, in and to that certain real property located in the County of Salt Lake County, State of Utah, more particularly described in Exhibit A to this Deed of Trust (the “Property”);

TOGETHER WITH all right, title, or interest of Trustor in any and all buildings and other improvements now or hereafter erected on the Property including, without limitation, fixtures, attachments, appliances, equipment, machinery, and other personal property attached to such buildings and other improvements (collectively, the “Improvements”), all of which shall be deemed and construed to be a part of the real property;

TOGETHER WITH all right, title or interest of Trustor in all rents, subrents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the Property and the Improvements (collectively, the “Rents”), subject to the terms and provisions of Article 2 of this Deed of Trust with respect to all leases and subleases of the Property or Improvements now or hereafter existing or entered into, or portions thereof, granted by Trustor, and further subject to the right, power and authority hereinafter given to Trustor to collect and apply such Rents;

TOGETHER WITH all leasehold estate, right, title and interest of Trustor in and to all leases, or subleases covering the Property or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder, including, without limitation, all rights of Trustor against guarantors thereof, all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”);

TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Property or the Improvements;

TOGETHER WITH all right, title or interest of Trustor in all easements, rights-of-way and other rights now owned or hereafter acquired by Trustor used in connection with the Property or the Improvements, or as a means of access thereto (including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

TOGETHER WITH all right, title or interest of Trustor now owned or hereafter acquired by Trustor in and to any greater estate in the Property or the Improvements;

TOGETHER WITH all right, title, or interest of Trustor now owned or hereafter acquired by Trustor in all licenses, permits, approvals, or other authorizations (federal, state, and local) used or useful in connection with or in any way relating to the Property or Improvements, including any building permits relating to the development of the Property and Improvements;

TOGETHER WITH all right, title, and interest of Trustor in (i) all other personal property now or hereafter owned by Trustor that is now or hereafter located on or used in connection with the Property or the Improvements, including, without limitation, the property and interests in property described on Exhibit B attached hereto, (ii) all other rights and interests of Trustor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Property or the Improvements, including, without limiting the foregoing, all of Trustor’s present and future “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Collateral”, “Deposit Accounts”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-credit Rights”, “Noncash Proceeds”, and “Tangible Chattel Paper”, (as such terms are defined in the Utah Uniform Commercial Code, U.C.A. §§ 70A-1-1 et seq.), (iii) all personal property and rights and interests in personal property of similar type or kind hereafter acquired by Trustor, (iv) all present and future right, title and interest of Trustor in and to all inventory, equipment, fixtures and other goods, as those terms as defined in Utah Uniform Commercial Code, and whether existing now or in the future located at, upon or about, or affixed or attached to or installed in, the Property or the Improvements, or used or to be used in connection with tor otherwise relating to the Property or the Improvements or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing or occupancy of the Property or Improvements, including furniture, furnishings, machinery, appliances, building materials and supplies, generators, boilers, furnaces, water tanks, heating, ventilating and air conditioning equipment and all other types of tangible personal property of  any kind or nature, and all accessories, additions, attachments, parts, proceeds, products, repairs, replacements and substitutions of or to any of such property, (v) all of Trustor’s right, title and interest in and to all deposit accounts maintained with Beneficiary or any affiliate of Beneficiary and (vi) all appurtenances and additions thereto and substitutions or replacements thereof (such personal property, together with proceeds (as hereinafter provided), are referred to herein collectively as the “Personal Property”);

TOGETHER WITH all right, title, and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

TOGETHER WITH all right, title or interest of Trustor in all of the estate, interest, right, title, other claim, or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance, indemnities, performance or redemption bonds, judgments, awards of damages, and settlements with respect thereto) that Trustor now has or may hereafter acquire in the Property, the Improvements, the Personal Property, or any other part of the Trust Estate (as defined below), and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Trust Estate (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages); and

TOGETHER WITH all right, title or interest of Trustor in all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including, without limitation, the conversion, voluntary or involuntary, into cash or liquidated claims, of any of the foregoing.

The entire estate, property, right, title, and interest hereby conveyed to Trustee may hereafter be collectively referred to as the “Trust Estate.”

TO HAVE AND TO HOLD the Trust Estate unto the Trustee and Trustee’s successors, substitutes and assigns, IN TRUST, however, upon the terms, provisions, and conditions herein set forth.

FOR THE PURPOSE OF SECURING (in such order of priority as Beneficiary may elect) the following (the “Obligations”):

(a)           payment of indebtedness of Trustor in the total principal amount of FOURTEEN MILLION  AND NO/100 DOLLARS ($14,000,000.00) (the “Loan”), with interest thereon, evidenced by that certain Secured Promissory Note of even date herewith evidencing the Loan (as it may be amended, modified, extended, and renewed from time to time, the “ Note”), executed by Trustor, pursuant to that certain Credit Agreement between Trustor and Beneficiary of even date herewith (as it may be amended, modified, extended, and renewed from time to time, the “Loan Agreement”) pursuant to which Beneficiary may make advances of Loan proceeds from time to time subject to the conditions and limitations therein.  The Loan Agreement contains a provision providing for a variable rate of interest;

(b)           payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon equal to the default interest rate set forth in the Note and/or the Loan Agreement  (which rate of interest is hereinafter referred to as the “Agreed Rate”);

(c)           payment of all other sums, with interest thereon, that may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust;

(d)           performance of every obligation of Trustor contained in the Loan Agreement and other Loan Documents (as defined below);

(e)           performance of every obligation of Trustor contained in any agreement, document, or instrument now or hereafter executed by Trustor reciting that the obligations thereunder are secured by this Deed of Trust;

(f)            for the benefit of Beneficiary, compliance with and performance of each and every provision of any declaration of covenants, conditions and restrictions, any maintenance, easement and party wall agreement, or any other agreement, document, or instrument by which the Trust Estate is bound or may be affected;

(g)           the full and prompt payment and performance of any and all obligations of Trustor, Femcare Group Limited or any other Loan Party arising pursuant to the terms and conditions of the Parent Guaranty or the UK Loan Documents

(h)           all Banking Services Obligations,

(i)            any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Trustor to Beneficiary or its Affiliates arising under or in connection with Rate Management Transactions;

(j)            all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.

This Deed of Trust, the Note, the Loan Agreement, and any other deeds of trust, mortgages, security agreements, pledge agreements, guaranties or other instruments given to evidence or further secure the payment and performance of any or all of the Obligations, as the foregoing may be amended, modified, extended, or renewed from time to time may hereinafter be collectively referred to as the “Loan Documents.”  Notwithstanding anything in this Deed of Trust to the contrary, the term “Obligations” does not include any obligations or liabilities under the Environmental Indemnity (as defined in the Loan Agreement) and the obligations and liabilities under the Environmental Indemnity are not secured by this Deed of Trust.  As used herein, “Rate Management Transaction” means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Trustor and JPMorgan Chase Bank, N.A. and/or its affiliates which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including an option with respect to any of these transactions), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

The provisions of this Deed of Trust supplement the provisions of any other real estate mortgage or deed of trust, any pledge agreement with regard to Equity Interests, and any other security agreement or similar agreement creating a lien or security interest in property of Trustor which are granted by Trustor to Beneficiary and which secures the payment or performance of any of the Obligations. Nothing contained in any such document shall derogate from any of the rights or remedies of the Beneficiary hereunder.

TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1
COVENANTS AND AGREEMENTS OF TRUSTOR

1.1           Payment and Performance of Secured Obligations.  Trustor shall pay when due and/or perform each of the Obligations.

1.2           Maintenance, Repair, Alterations.  Trustor shall keep the Trust Estate in good condition and repair.  Trustor shall not remove, demolish, or substantially alter any of the Improvements, except with the prior written consent of Beneficiary.  Trustor shall complete promptly and in a good and workmanlike manner any Improvement that may be now or hereafter constructed on the Property and promptly restore in like manner any Improvements that may be damaged or destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefor.  Trustor shall comply with all Requirements (as defined below) and shall not suffer to occur or exist any violation of any Requirement.  Trustor shall not commit or permit any waste or deterioration of the Trust Estate, and, to the extent allowed by law, shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair.  Trustor shall perform its obligations under each Lease. “Requirement” and “Requirements” mean, respectively, each and all obligations and requirements now or hereafter in effect by which Trustor or the Trust Estate are bound or which are otherwise applicable to the Trust Estate, construction of any Improvements on the Trust Estate, or operation, occupancy or use of the Trust Estate (including, without limitation (a) such obligations and requirements imposed by common law or any law, statute, ordinance, regulation, or rule (federal, state, or local), and (b) such obligations and requirements of, in, or in respect of (i) any consent, authorization, license, permit, or approval relating to the Trust Estate, (ii) any condition, covenant, restriction, easement, or right-of-way reservation applicable to the Trust Estate, (iii) any Lien or Encumbrance, (iv) any other agreement, document, or instrument to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected, and (v) any order, writ, judgment, injunction, decree, determination, or award of any arbitrator, other private adjudicator, court, government, or governmental authority (federal, state, or local) to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected).

1.3           Required Insurance.  Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Trust Estate, at no expense to Trustee or Beneficiary, policies of insurance in forms and amounts and issued by companies reasonably satisfactory to Beneficiary covering such casualties, risks, perils, liabilities and other hazards as is required under the Loan Agreement.  All such policies of insurance required by the terms of this Deed of Trust or the Loan Agreement shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor or any party holding under Trustor that might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Trustor.

1.4           Delivery of Policies, Payment of Premiums.

(a)           At Beneficiary’s option all policies of insurance shall either have attached thereto a lender’s loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary or shall name Beneficiary as an additional insured.  Trustor shall furnish Beneficiary with certificates of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage.  If Beneficiary consents, Trustor may provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party holding under Trustor; provided, however, all such policies shall meet the requirements referred to in Section 1.3.  At least thirty (30) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy continuing insurance in form as required by this Deed of Trust.  All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and insurance company, such policies will not be  canceled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Beneficiary.

(b)           If Trustor fails to obtain, maintain, or deliver to Beneficiary the policies of insurance with respect to the Trust Estate required by this Deed of Trust, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, procure such insurance or single-interest insurance for such risks covering Beneficiary’s interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums shall bear interest at the Agreed Rate.  Upon the occurrence and during the continuation of an Event of Default and request by Beneficiary, Trustor shall deposit with Beneficiary in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust (funds deposited for this purpose are referred to as “Insurance Impounds”).  In such event Trustor further agrees to cause all bills, statements, or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements, or other documents evidencing that a premium for a required policy is then payable, and provided there are sufficient Insurance Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Insurance Impounds.  If at any time and for any reason the Insurance Impounds are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Insurance Impounds or to be obligated to pay any amounts in excess of the amount of the Insurance Impounds, nor shall anything contained herein modify the obligation of Trustor set forth in Section 1.3 to obtain and maintain insurance.  Beneficiary may commingle Insurance Impounds with its own funds, and Trustor shall not be entitled to interest thereon.  Beneficiary may reserve for future payments of premiums such portion of Insurance Impounds as Beneficiary in its absolute and sole discretion deems proper.  If Trustor fails to deposit with Beneficiary sums sufficient to pay fully such premiums at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand with interest from the date advanced at the Agreed Rate, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Insurance Impounds to payment of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due.  Upon the occurrence of an Event of Default, Beneficiary may, at any time, at Beneficiary’s option, apply any Insurance Impounds or Impositions Impounds under this Section 1.4 or Section 1.8, any funds paid as Rents, and any other funds of Trustor held by Beneficiary to payment of any of the Obligations, in such manner and order as Beneficiary may elect, notwithstanding that such Obligations may not yet be due.

1.5           Casualties; Insurance Proceeds.

(a)           Trustor shall give prompt written notice thereof to Beneficiary after the happening of any casualty to or in connection with the Trust Estate or any part thereof, whether or not covered by insurance.  All of Trustor’s rights to receive any proceeds of insurance are hereby assigned to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary.  If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary.  Except as provided in Section 1.4 hereof, all proceeds of insurance will be applied by Beneficiary to payment of the Obligations in such order as Beneficiary shall determine.

(b)           Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.2 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such default or notice of default.

1.6           Assignment of Policies Upon Foreclosure.  In the event of foreclosure of this Deed of Trust as a mortgage, a sale under the power of sale, or any other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to all policies of insurance required by Section 1.3 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate, to the extent such policies are assignable pursuant to the terms thereof.

1.7           Indemnification; Subrogation; Waiver of Offset.

(a)           If Beneficiary is made a party to any litigation concerning the Note, this Deed of Trust, any of the Loan Documents, the Trust Estate or any part thereof or interest therein, or the occupancy of the Trust Estate by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless for, from and against all liability by reason of said litigation, including reasonable attorneys’ fees and expenses incurred by Beneficiary as a result of any such litigation, whether or not any such litigation is prosecuted to judgment, excepting such matters arising solely from the gross negligence or willful misconduct of the Beneficiary.  Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys’ fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of its breach.

(b)           Trustor waives any and all right to claim or recover against Beneficiary, its successors and assigns, their directors, officers, employees, agents and representatives, for loss of or damage to Trustor, the Trust Estate, Trustor’s property or the property of others under Trustor’s control from any cause insured against or required to be insured against by this Deed of Trust.

(c)           All sums payable by Trustor pursuant to this Deed of Trust shall be paid without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:  (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any Person (as defined below) with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim that Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms of the Loan Documents or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Trustor shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.  “Person” means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, limited liability company, limited liability partnership, any trust, any other legal entity, or any governmental authority (federal, state, local or foreign).

1.8           Impositions.

(a)           Trustor shall pay, or cause to be paid, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, (including, without limitation, non-governmental levies or assessments such as maintenance charges, levies, or charges resulting from covenants, conditions and restrictions affecting the Trust Estate) that are assessed or imposed upon the Trust Estate or become due and payable and that create, may create, or appear to create a lien upon the Trust Estate (the above are sometimes referred to herein individually as an “Imposition” and collectively as “Impositions”), provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same becomes due and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest.

(b)           If at any time after the date hereof there shall be assessed or imposed a fee, tax, or assessment on Beneficiary which is measured by or based in whole or in part upon this Deed of Trust or the outstanding amount of the Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in Section 1.8(a) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions.  If Trustor fails to pay such Impositions prior to delinquency, Beneficiary may, at its option, declare all or part of the Obligations, immediately due and payable.  If Trustor is prohibited by law from paying such Impositions, Beneficiary may, at its option, declare all or part of the Obligations due and payable on a date which is not less than six (6) months from the date such prohibition is imposed on Trustor.

(c)           Subject to the provisions of Section 1.8(d) and upon request by Beneficiary, Trustor shall deliver to Beneficiary within thirty (30) days after the date upon which any Imposition is due and payable by Trustor official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

(d)           Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.8, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to an Imposition, and unless, in Beneficiary’s absolute and sole discretion, (i) Trustor shall demonstrate to Beneficiary’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Estate or any part thereof or interest therein to satisfy such Imposition prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary, or (iii) Trustor shall demonstrate to Beneficiary’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

(e)           Upon the occurrence and during the continuation of an Event of Default and upon request by Beneficiary, Trustor shall pay to Beneficiary an initial cash deposit in an amount adequate to pay all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with Beneficiary, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Beneficiary, for the purpose of paying the installment of Impositions next due (funds deposited for this purpose are referred to as “Impositions Impounds”).  In such event, Trustor further agrees to cause all bills, statements, or other documents relating to Impositions to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements, or other documents, and providing there are sufficient Impositions Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Impositions Impounds.  If at any time and for any reason the Impositions Impounds are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and upon such notice Trustor shall deposit immediately an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Impositions Impounds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.8(e) Beneficiary may commingle Impositions Impounds with its own funds and shall not be obligated to pay any interest on any Impositions Impounds.  Beneficiary may reserve for future payment of Impositions such portion of Impositions Impounds as Beneficiary may in its absolute and sole discretion deem proper.  If Trustor fails to deposit with Beneficiary sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand together with interest thereon at the Agreed Rate from the date of such advance, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Impositions Impounds held by it upon any of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due.

(f)           Trustor shall not initiate or suffer to occur or exist the joint assessment of any real and personal property included in the Trust Estate or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied, or charged to the Trust Estate as a single lien.

1.9           Utilities.  Trustor shall pay when due all charges that are incurred by Trustor for the benefit of the Trust Estate or that may become a charge or lien against the Trust Estate for gas, electricity, water, sewer, or other services furnished to the Trust Estate.

1.10           Actions Affecting Trust Estate.  Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and shall pay all costs and expenses (including, without limitation, costs of evidence of title, litigation, and attorneys’ fees) in any such action or proceeding in which Beneficiary or Trustee may appear.

1.11           Actions By Trustee or Beneficiary.  If Trustor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary and/or Trustee, each in its absolute and sole discretion, without obligation so to do, without releasing Trustor from any obligation, and with only such notice to or demand upon Trustor as may be reasonable under the then existing circumstances, but in no event exceeding ten (10) days prior written notice, may make or do the same in such manner and to such extent as either may deem necessary or appropriate.  In connection therewith (without limiting their general powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate that they or either of them may consider necessary or appropriate to keep the Trust Estate in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any Lien or Encumbrance (as defined below) or alleged Lien or Encumbrance whether superior or junior to this Deed of Trust; and (e) in exercising such powers, to pay necessary expenses (including, without limitation, expenses of employment of counsel or other necessary or desirable consultants).  Trustor shall, immediately upon demand therefor by Beneficiary and Trustee or either of them, pay to Beneficiary and Trustee an amount equal to all respective costs and expenses incurred by them in connection with the exercise by either Beneficiary or Trustee or both of the foregoing rights (including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, trustee’s and attorneys’ fees) together with interest thereon from the date of such expenditures at the Agreed Rate.

1.12           Due on Sale; Transfer of Trust Estate by Trustor.  In order to induce Beneficiary to make the Loan, Trustor agrees that, in the event of any Transfer (as hereinafter defined), without the prior written consent of Beneficiary, Beneficiary shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable.  Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.  Beneficiary may grant or deny such consent in its sole and absolute discretion and, if consent should be given, any such Transfer shall be subject to this Deed of Trust, and such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein.  Such assumption shall not, however, release Trustor or any maker or guarantor (if any) of the Note from any liability thereunder without the prior written consent of Beneficiary.  As used herein, “Transfer” shall mean:

(a)           any sale, transfer, conveyance, hypothecation, encumbrance, lease or vesting of the Trust Estate or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions (as such term is defined in Exhibit C attached hereto and incorporated herein by reference);

(b)           any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any shares of stock or other Equity Interests in Trustor to or in any Person or any consolidation or merger of any Trustor into or with any Person whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions; or

(c)           the execution of any agreements to do any of the foregoing, except the Permitted Exceptions.

Trustor acknowledges that Beneficiary has no obligation to consent to any Transfer and that if Beneficiary grants such consent, Beneficiary may impose such conditions as Beneficiary may deem appropriate in Beneficiary’s sole and absolute discretion, including, without limitation, the payment and performance in full of all of the Obligations or the delivery to Beneficiary of all net sales proceeds from any Transfer for application to the Obligations.

1.13           Eminent Domain.

(a)           In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation (including, without limitation, inverse condemnation) or otherwise (hereinafter collectively referred to as a “Taking”), or if the same be taken or damaged by reason of any public improvement or Taking, or should Trustor receive any notice or other information regarding such Taking or damage, Trustor shall give prompt written notice thereof to Beneficiary.  All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such Taking or damage or received by Trustor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned to Beneficiary, and Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require.  If Trustor receives any Condemnation Proceeds Trustor shall promptly pay over such proceeds to Beneficiary.  Beneficiary is hereby authorized and empowered by Trustor, at Beneficiary’s option and in Beneficiary’s sole discretion, as attorney-in-fact for Trustor, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name and/or on behalf of Trustor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

(b)           Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.2 or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are Condemnation Proceeds available to Trustor or whether any such Condemnation Proceeds are sufficient in amount.  The application or release of the Condemnation Proceeds shall not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such default or notice of default.

1.14           Additional Security.  No other security now existing, or hereafter taken, to secure the Obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust.  All security for the Obligations from time to time shall be taken, considered and held as cumulative.  Any taking of additional security, execution of partial releases of the security, or any extension of the time of payment of, or modification of other terms of any of the Obligations shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, guarantor, surety or endorser for the payment or performance of any of the Obligations.  In the event Beneficiary at any time holds additional security for any of the Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with, or after a sale or realization is made hereunder.

1.15           Appointment of Successor Trustee.  Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

1.16           Inspections.  Beneficiary, and its agents, representatives officers, and employees, are authorized to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts Beneficiary is authorized to perform hereunder or under the terms of any of the Loan Documents.

1.17           Ownership and Liens and Encumbrances.

(a)           Liens in General.  Trustor is, and as to any portion of the Trust Estate acquired hereafter will upon such acquisitions be, and shall remain the owner of the Trust Estate free and clear of any Liens and Encumbrances.  Trustor shall not grant, shall not suffer to exist, and shall pay and promptly discharge, at Trustor’s cost and expense, all Liens and Encumbrances and any claims thereof upon the Trust Estate, or any part thereof or interest therein.  Trustor shall notify Beneficiary immediately in writing of any Lien or Encumbrance or claim thereof.  Trustor shall have the right to contest in good faith the validity of any involuntary Lien or Encumbrance, including Mechanic’s Liens, provided Trustor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary, or deposit cash in a Beneficiary-controlled bank account, in such amount as Beneficiary shall reasonably require, but not more than one hundred twenty percent (120.0%) of the amount of the claim, and provided further that if Trustor loses such contest, Trustor shall thereafter diligently proceed to cause such Lien or Encumbrance to be removed and discharged, or Beneficiary may do so using any cash deposited in a Beneficiary-controlled account.  If Trustor shall fail to remove and discharge any Lien or Encumbrance or claim thereof, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, after only such notice to Trustor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or Encumbrance by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law.  Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any Lien or Encumbrance or claim thereof, together with interest thereon from the date of each such expenditure at the Agreed Rate.  Such costs and expenses shall be secured by this Deed of Trust.  “Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following in respect of the Trust Estate: leases (except for Leases of the Property approved by Beneficiary in accordance with the Loan Agreement), other rights to occupy or use, mortgages, deeds of trust, pledges, security agreements, assignments, assignments as security, conditional sales, title retention arrangements or agreements, conditions, covenants, and restrictions, and other charges, liens, encumbrances, or adverse interests, whether voluntarily or involuntarily created and regardless of whether prior or subordinate to any estate, right, title, or interest granted to Trustee or Beneficiary in this Deed of Trust, excluding from the foregoing the Permitted Exceptions.

(b)           Mechanic’s and Materialmen’s Liens.

(i)           Trustor shall timely comply with all requirements of Title 38 Part 1 of Utah Code Annotated with regard to filings and notices and further agrees that Beneficiary may file a Notice of Commencement, Notice of Intent to File Notice of Completion, and Notice of Completion as contemplated by Utah Code Annotated Section 38-1-31, Utah Code Annotated Section 38-1-33, and Utah Code Annotated Section 38-1-40, in each case in the State Construction Registry of the State of Utah.  Trustor shall cause Beneficiary to be named as a person interested in receiving electronic notices of all filings with respect to the Property in the State Construction Registry in accordance with Utah Code Annotated Section 38-1-27(3).  Trustor shall also provide to Beneficiary copies of all preliminary notices or other notices filed by any contactor, subcontractor or supplier with respect to the Property.  Trustor shall, upon completion of the Improvements, promptly file a  Notice of Intent to File Notice of Completion, and Notice of Completion in the State Construction Registry as permitted by Utah Code Annotated Section 38-1-33 and Utah Code Annotated Section 38-1-40.

(ii)           Trustor shall pay and promptly discharge, at Trustor's cost and expense, all liens, encumbrances and charges upon the Property, or any part thereof or interest therein whether inferior or superior to this Deed of Trust and keep and maintain the same free from the claim of all persons supplying labor, services or materials that will be used in connection with or enter into the construction of any and all buildings now being erected or that hereafter may be erected on the Property regardless of by whom such services, labor or materials may have been contracted, provided, however, that Trustor shall have the right to contest any such claim or lien so long as Trustor previously records a notice of release of lien and substitution of alternate security as contemplated by Utah Code Annotated § 38-1-28 and otherwise complies with the requirements of Utah Code Annotated § 38-1-28 to release the Property from such lien or claim.  Notwithstanding the foregoing, Trustor may, with the prior written consent of Beneficiary, contest the amount of any such lien or claim related to services, labor or materials in accordance with Utah Code Annotated § 38-1-28(7) without previously recording a notice of release of lien and substitution of alternate security.

(iii)           If Trustor shall fail to remove and discharge any such lien, encumbrance or charge, or if Trustor shall dispute the amount thereof in contravention of the requirements hereof, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the release of the Property from the effect of such lien, encumbrance or charge by obtaining a bond in the name of and for the account Trustor of and recording a notice of release of lien and substitution of alternate security in the name of Trustor, each as contemplated by Utah Code Annotated § 38-1-28 or other applicable law, or otherwise by giving security for such claim.  Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such lien, encumbrance or charge, including costs of any Bond or additional security, together with interest thereon from the date of such expenditure at the default rate set forth in the Note.

(iv)           Borrower shall have the right to contest in good faith the validity of any involuntary Lien or Encumbrance, including Mechanic’s Liens, provided Borrower shall first deposit with Lender a bond or other security satisfactory to Lender, or deposit cash in a Lender-controlled bank account, in such amount as Lender shall reasonably require, but not more than one hundred twenty percent (120.0%) of the amount of the claim, and provided further that if Borrower loses such contest or if foreclosure of such lien is commenced by the lienholder, Borrower shall thereafter diligently proceed to cause such Lien or Encumbrance to be removed and discharged, or Lender may do so using any cash deposited in a Lender-controlled account.

1.18           Trustee’s Powers.  At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting the personal liability of any person for payment of the Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

1.19           Beneficiary’s Powers.  Without affecting the liability of any Person liable for the payment of the Obligations herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the Obligations, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security or any guaranty for any Obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

1.20           Financial Statements.  Trustor shall deliver to Beneficiary such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in such detail and at the times required by the Loan Agreement.  All such statements shall be prepared in accordance with the requirements of the Loan Agreement.  Beneficiary shall have the right to audit, inspect and copy all of Trustor’s books and records, relating thereto.

1.21         Trade Names.  At the request of Beneficiary from time to time, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the trade names or fictitious business names under which Trustor intends to operate the Trust Estate or any business located thereon and representing and warranting that Trustor does business under no other trade names or fictitious business names with respect to the Trust Estate.  Trustor shall immediately notify Beneficiary in writing of any change in said trade names or fictitious business names, and will, upon request of Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

1.22         Leasehold.  If a leasehold estate constitutes any portion of the Trust Estate, Trustor agrees not to amend, modify, extend, renew or terminate such leasehold estate, any interest therein, or the lease granting such leasehold estate without the prior written consent of Beneficiary, which consent may be withheld by Beneficiary in its absolute and sole discretion.  Consent to one amendment, modification, extension or renewal shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, modifications, extensions or renewals.  Trustor agrees to timely pay any sums due under any lease creating the leasehold estate on or before the date due and to timely perform all obligations and agreements under said leasehold.  Trustor shall not take any action or omit to take any action which would effect or permit the termination of said leasehold estate.  Trustor agrees to promptly notify Beneficiary in writing with respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Trustor, within three (3) days of its receipt, with respect to any such default or alleged default.  Beneficiary shall have the option, but not the obligation, to cure any such default and to perform any or all of Trustor’s obligations thereunder.  All sums expended by Beneficiary in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at the Agreed Rate.

ARTICLE 2

ASSIGNMENT OF RENTS

2.1           Assignment of Rents.  Trustor hereby absolutely and irrevocably assigns and transfers to Beneficiary all the Rents of the Trust Estate, and hereby gives to and confers upon Beneficiary the right, power and authority to collect the Rents.  Trustor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Beneficiary, for all Rents and apply the same to the payment of the Obligations in such order as Beneficiary shall determine.  Trustor hereby authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Beneficiary upon written demand by Beneficiary, without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rents (but not more than one (1) month in advance unless the written approval of Beneficiary is first obtained), and to retain and enjoy same, so long as an Event of Default shall not have occurred hereunder or under the other Loan Documents.  The assignment of the Rents of the Trust Estate in this Article 2 is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest.  Beneficiary’s rights to the Rents are not contingent upon and may be exercised without possession of the Trust Estate.

2.2           Collection Upon an Event of Default.  Upon the occurrence of an Event of Default, Beneficiary may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Trust Estate, or any part thereof, and, with or without such entry or taking possession, in its own name sue for or otherwise collect the Rents (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) to payment of the Obligations in such order as Beneficiary may determine.  The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application of the Rents as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.  Trustor also hereby authorizes Beneficiary upon such entry, at its option, to take over and assume the management, operation and maintenance of the Trust Estate and to perform all acts Beneficiary in its sole discretion deems necessary and proper and to expend such sums out of Rents as may be needed in connection therewith, in the same manner and to the same extent as Trustor theretofore could do (including, without limitation, the right to enter into new Leases, to cancel, surrender, alter or amend the terms of, and/or renew existing Leases, and/or to make concessions to tenants).  Trustor hereby releases all claims of any kind or nature against Beneficiary arising out of such management, operation and maintenance, excepting the liability of Beneficiary to account as hereinafter set forth.

2.3           Application of Rents.

(a)           Upon such entry, Beneficiary shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent as it may select and employ) and after the accumulation of a reserve to meet requisite amounts, credit the net amount of the Rents received by it to the Obligations, but the manner of the application of such net income and which items shall be credited shall be determined in the sole discretion of Beneficiary.  Beneficiary shall not be accountable for more monies than it actually receives from the Trust Estate; nor shall it be liable for failure to collect Rents.  Beneficiary shall make reasonable efforts to collect Rents, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and Beneficiary’s judgment shall be deemed conclusive and reasonable.

(b)           In connection herewith, Trustor further agrees that all Rents received by Beneficiary from any lessee may be allocated, if Beneficiary so elects, to the payment of all current obligations of such lessee under its Lease and not to amounts which may be accrued and unpaid as of the date of revocation of Trustor’s license to collect such Rents. Beneficiary may, but shall have no obligation to, pursue any lessee for the payment of Rents which may be due under its Lease with respect to any period prior to the exercise of Beneficiary’s rights under this assignment or which may become due thereafter. Beneficiary shall not be liable to any lessee for the payment or return of any security deposit under any Lease unless and to the extent that such security deposit has been paid to and received by Beneficiary, and Trustor agrees to indemnify, defend and hold Beneficiary harmless from and against any and all losses, claims, damages or liabilities arising out of any claim by a lessee with respect thereto, excepting such matters arising solely from the gross negligence or willful misconduct of the Beneficiary.  Trustor further agrees that the collection of Rents by Beneficiary and the application of such Rents by Beneficiary to the costs, expenses and obligations referred to herein shall not cure or waive any default or Event of Default or invalidate any act (including, but not limited to, any sale of all or any portion of the Property or any property now or hereafter securing the Loan) done in response to or as a result of such Event of Default or pursuant to any notice of default or notice of sale issued pursuant to this Deed of Trust.

2.4           Protection of Leases.  Trustor and Beneficiary agree that all lessees under any Leases shall be bound by and required to comply with the provisions of this assignment.  In connection therewith, Trustor and Beneficiary further agree as follows:

(a)           Notice to Lessees of Assignment.  If requested by Beneficiary, Trustor shall: (i) notify each lessee under any Lease now or hereafter affecting all or any portion of the Property of the existence of this assignment and the rights and obligations of Trustor and Beneficiary hereunder; and (ii) provide each present or future lessee with a copy of this Deed of Trust and the assignment of leases hereunder.

(b)           Reference to Assignment.  All Leases hereafter executed with respect to the Property or any portion thereof shall contain a reference to this Deed of Trust and the assignment of leases hereunder and shall state that such lessee shall be bound by and shall comply with the provisions of Article 2 hereof.

(c)           Occurrence of Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter during the continuance thereof, Beneficiary may, at its option, send any lessee a notice to the effect that: (i) an Event of Default has occurred and that Beneficiary has revoked Trustor’s license to collect the Rents; (ii) Beneficiary has elected to exercise its rights under this assignment; and (iii) such lessee is thereby directed to thereafter make all payments of Rents and to perform all obligations under its Lease for the benefit of Beneficiary or as Beneficiary shall direct.

(d)           Notice to Lessee to Comply with Leases.  Upon receipt of any such notice from Beneficiary, each lessee is hereby instructed by Trustor and Beneficiary to comply with the provisions of such notice, to make all payments of Rents and to perform all obligations under the Lease to and for the benefit of Beneficiary or as Beneficiary shall direct. Such notice and direction shall remain effective until the first to occur: (i) the receipt by Lessee of a subsequent notice from Beneficiary to the effect that such Event of Default has been cured or that Beneficiary has appointed Trustor to act as agent for Beneficiary pursuant to this assignment; (ii) the appointment of a receiver pursuant to this assignment, in which event such lessee shall thereafter make payments of Rents and perform all obligations under the Leases as may be directed by such receiver; or (iii) the issuance of an order of a court of competent jurisdiction terminating this assignment or otherwise directing such lessee to pay Rents and perform its obligations in a manner inconsistent with said notice.

(e)           Lessee’s Reliance on Notice from Beneficiary.  Each lessee shall be entitled to rely upon any notice from Beneficiary and shall be protected with respect to any payment of Rents made pursuant to such notice.

(f)           No Duty for Lessee to Investigate.  Each lessee who receives a notice from Beneficiary pursuant to this assignment shall not be required to investigate or determine the validity or accuracy of such notice or the validity or enforceability of this assignment.  Trustor hereby agrees to indemnify, defend and hold such lessee harmless from and against any and all loss, claim, damage or liability arising from or related to payment of Rents or performance of obligations under any Lease by such lessee made in good faith in reliance on and pursuant to such notice.

(g)           No Assumption by Beneficiary of Lease Obligations.  The payment of Rents to Beneficiary pursuant to any such notice and the performance of obligations under any Lease to or for the benefit of Beneficiary shall not cause Beneficiary to assume or be bound by the provisions of such Lease, including, but not limited to, any duty to return any security deposit to the lessee under such Lease unless and to the extent such security deposit was paid to Beneficiary by Trustor.

(h)           Assignment Binding on Lessees.  The provisions of this Section 2.4 are expressly made for the benefit of and shall be binding on and enforceable by each lessee under any Lease now or hereafter affecting all or any portion of the Property.

2.5           Mortgagee in Possession.  It is not the intention of the parties hereto that an entry by Beneficiary upon the Property under the terms of this instrument shall make Beneficiary a party in possession in contemplation of the law, except at the option of Beneficiary.

2.6           Indemnity.  Trustor hereby agrees to indemnify and hold harmless Beneficiary for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with this assignment, excepting such matters arising solely from the gross negligence or willful misconduct of the Beneficiary, and all such losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses shall be deemed added to the indebtedness secured hereby and shall be secured by any and all other instruments securing said indebtedness.

2.7           No Obligation to Perform.  Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any obligations of Trustor under any Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated).  Prior to actual entry into and taking possession of the Property by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Trust Estate or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Trust Estate is and shall be that of Trustor, prior to such actual entry and taking of possession.

2.8           Uniform Assignment of Rents Act.  This Article 2 is subject to the Utah Uniform Assignment of Rents Act, Utah Code Annotated § 57-26-101 et seq. (the “Act”), and in the event of any conflict or inconsistency between the provisions of this Article 2 and the provisions of the Act, the provisions of the Act shall control.

ARTICLE 3

SECURITY AGREEMENT

3.1           Creation of Security Interest.

(a)           Trustor hereby grants to Beneficiary, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to Beneficiary all of Trustor’s Personal Property (as defined herein) and all other personal property assets of Trustor, including, without limitation, “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Collateral”, “Deposit Accounts”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-credit Rights”, “Noncash Proceeds”, and “Tangible Chattel Paper”, as defined in the Utah Uniform Commercial Code, as more particularly described on Exhibit B hereto, and all insurance claims and other proceeds or products thereof, whether now owned or existing or hereafter acquired or arising, wherever located and whether in Trustor’s possession and control or in the possession and control of a third party.

(b)           This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of the Utah Uniform Commercial Code.  Beneficiary shall be entitled to all the rights and remedies of a “secured party” under the Utah Uniform Commercial Code.

(c)           Trustor further agrees, at the request and option of Beneficiary, to take any and all actions Beneficiary may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of Beneficiary to enforce, Beneficiary’s security interest in any and all of the Personal Property, including, without limitation, (i) causing Beneficiary’s name to be noted as Beneficiary on any certificate of title for the Personal Property or any portion thereof if such notation is a condition to attachment, perfection or priority of, or ability of Beneficiary to enforce, Beneficiary’s security interest in such Personal Property, (ii) complying with any provision of any statute, regulation or treaty of any State or the United States as to any Personal Property if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Beneficiary to enforce, Beneficiary’s security interest in such Personal Property, (iii) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Beneficiary, including, without limitation, any consent of any licensor, lessor or other person obligated on Personal Property and (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Beneficiary.

3.2           Financing Statements.  Trustor hereby irrevocably authorizes Beneficiary at any time and from time to time to file or record in any filing office in any Uniform Commercial Code jurisdiction, or in any county recorder’s office or other public office for recording of public land records, any initial financing statements and amendments thereto that (a) indicate the Personal Property: (i) as all assets of Trustor or words of similar effect, regardless of whether any particular asset comprised in the Personal Property falls within the scope of Article 9a of the Uniform Commercial Code of the State of Utah or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9a of the Uniform Commercial Code of the State of Utah, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Trustor is an organization, the type of organization and any organization identification number issued to Trustor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Personal Property as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Personal Property relates. Trustor agrees to furnish any such information to Beneficiary promptly upon request.  Trustor also ratifies its authorization for Beneficiary to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Beneficiary is fully authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.  Trustor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary and agrees that it will not do so without the prior written consent of Beneficiary, subject to Trustor’s rights under Section 9-509(4)(b) of the Utah Uniform Commercial Code.  Trustor will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

3.3           Representations, Warranties and Covenants of Trustor.  Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Trustor to Beneficiary and any extension of credit thereunder) as follows:

(a)           Commercial Use.  The Personal Property is not used or bought for personal, family or household purposes.

(b)           Location of Property; Replacement.  The tangible portion of the Personal Property will be kept on or at the Property or Improvements and Trustor will not, without the prior written consent of Beneficiary, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Trustor with similar items of greater value.

(c)           Trade Names.  Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary.  Trustor will immediately notify Beneficiary in writing of any trade name or fictitious business name.

(d)           Trustor’s Legal Status.  Trustor represents and warrants to Beneficiary as follows: (i) Trustor’s exact legal name is as indicated in the introductory paragraph hereof and on the signature page hereof, (ii) Trustor is an organization of the type, and is organized in the jurisdiction set forth in the introductory paragraph hereof, (iii) Trustor’s organizational identification number is as set forth in Exhibit D hereto, and (iv) the address listed in the introductory paragraph hereof accurately sets forth Trustor’s place of business or, if more than one, its chief executive office, as well as Trustor’s mailing address, if different.  Trustor covenants with Beneficiary as follows: (x) without providing at least thirty (30) days prior written notice to Beneficiary, Trustor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (y) if Trustor does not have an organizational identification number and later obtains one, Trustor shall forthwith notify Beneficiary of such organizational identification number, and (z) Trustor will not change its type of organization, jurisdiction of organization or other legal structure.

(e)           Adverse Claims.  Trustor shall immediately notify Beneficiary of any claim against the Personal Property adverse to the interest of Beneficiary therein.

(f)           Cumulative Rights.  The grant of a security interest to Beneficiary by this Deed of Trust shall not be construed to derogate from or impair the lien or provisions of, or the rights of Beneficiary under, this Deed of Trust with respect to any property described herein which is real property, or which the parties have agreed to treat as real property.

(g)           Ownership.  Trustor is, or will be upon acquisition, and shall at all times remain the owner of the Personal Property, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Deed of Trust and except for the Permitted Exceptions.  Trustor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Beneficiary.

(h)           Farm Products.  None of the Personal Property constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State of Utah.

(i)           Commercial Tort Claims.  Trustor holds no commercial tort claims with respect to the Property.

(j)           Fair Labor Standards Act.  Trustor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act.

3.4           Power of Attorney.

(a)           Appointment and Powers of Beneficiary. Trustor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Beneficiary’s own name, for the purpose of carrying out the terms of this Deed of Trust, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Deed of Trust and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Trustor, without notice to or assent by Trustor, to do the following:

(i)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Personal Property in such manner as is consistent with the Uniform Commercial Code of the State of Utah and as fully and completely as though Beneficiary were the absolute owner thereof for all purposes, and to do, at Trustor’s expense, at any time, or from time to time, all acts and things which Beneficiary deems necessary or useful to protect, preserve or realize upon the Personal Property and Beneficiary’s security interest therein, in order to effect the intent of this Deed of Trust, all at least as fully and effectively as Trustor might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to Trustor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Beneficiary so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Personal Property, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Personal Property; and

(ii)           to the extent that Trustor’s authorization given in Section 3.2 is not sufficient, to file such financing statements with respect hereto, with or without Trustor’s signature, or a photocopy of this Deed of Trust in substitution for a financing statement, as Beneficiary may deem appropriate and to execute in Trustor’s name such financing statements and amendments thereto and continuation statements which may require Trustor’s signature.

(b)           Ratification by Trustor.  To the extent permitted by law, Trustor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

(c)           No Duty on Beneficiary.  The powers conferred on Beneficiary hereunder are solely to protect its interests in the Personal Property and shall not impose any duty upon it to exercise any such powers. Beneficiary shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Trustor for any act or failure to act, except for Beneficiary’s own gross negligence or willful misconduct.

3.5           Use of Personal Property by Trustor.  Until the occurrence of an Event of Default hereunder or under any other Loan Document, Trustor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.

3.6           Remedies Upon an Event of Default.

(a)           Remedies.  If an Event of Default shall have occurred and be continuing, in addition to the remedies provided in Section 4.6 hereof, Beneficiary, without any other notice to or demand upon Trustor shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a Beneficiary under the Uniform Commercial Code of the State of Utah and any additional rights and remedies which may be provided to a Beneficiary in any jurisdiction in which Personal Property is located, including, without limitation:

(i)           Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof.  In the event Beneficiary demands, or attempts to take possession of the Personal Property in the exercise of any rights under this Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

(ii)           Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or Encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorneys’ fees) incurred in connection therewith;

(iii)           Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at such location or locations within the jurisdiction(s) of Trustor’s principal office(s) or at such other locations as Beneficiary, or an agent or representative designated by Beneficiary, may reasonably designate.  Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor’s Property and property to exercise Beneficiary’s rights hereunder;

(iv)           Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Loan Document, or by law, either concurrently or in such order as Beneficiary may determine;

(v)           Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property and the remainder of the Trust Estate;

(vi)           Sell, lease, or otherwise dispose of the Personal Property at public or private sale, upon terms and in such manner as Beneficiary may determine.  Beneficiary may be a purchaser at any sale; and

(vii)           Exercise any other remedies of a secured party under the Utah Uniform Commercial Code, the other Loan Documents or any other applicable law.

(b)           Notice of Sale.  Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give to Trustor at least ten (10) Business Days prior written notice of the time and place of any public sale of Personal Property or of the time after which any private sale or any other intended disposition is to be made. Trustor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice.  Such notice may be mailed to Trustor at the address set forth in Section 6.4.  In addition, Trustor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Beneficiary’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Personal Property and to exercise its rights and remedies with respect thereto.

(c)           Proceeds of Dispositions; Expenses. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Beneficiary in protecting, preserving or enforcing Beneficiary’s rights and remedies under or in respect of any of the Obligations or any of the Personal Property and arising from the discharge of all Impositions, Liens and Encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or Liens and Encumbrances subject to which such sale shall have been made).  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Personal Property shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Beneficiary may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of Utah, any excess shall be returned to Trustor.  In the absence of final payment and satisfaction in full of all of the Obligations, Trustor shall remain liable for any deficiency.  Until paid, all amounts due and payable by Trustor hereunder shall be a debt secured by the Trust Estate and shall bear, whether before or after judgment, interest at the Agreed Rate.

3.7           Successive Remedies.  Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have.  Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

3.8           Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Beneficiary to exercise remedies in a commercially reasonable manner, Trustor acknowledges and agrees that it is not commercially unreasonable for Beneficiary (a) to fail to incur expenses reasonably deemed significant by Beneficiary to prepare Personal Property for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Personal Property to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Personal Property to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Personal Property or to fail to remove liens or encumbrances on or any adverse claims against Personal Property, (d) to exercise collection remedies against account debtors and other persons obligated on Personal Property directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Personal Property through publications or media of general circulation, whether or not the Personal Property is of a specialized nature, (f) to contact other persons, whether or not in the same business as Trustor, for expressions of interest in acquiring all or any portion of the Personal Property, (g) to hire one or more professional auctioneers to assist in the disposition of Personal Property, whether or not the Personal Property is of a specialized nature, (h) to dispose of Personal Property by utilizing Internet sites that provide for the auction of assets of the types included in the Personal Property or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Beneficiary against risks of loss, collection or disposition of Personal Property or to provide to Beneficiary a guaranteed return from the collection or disposition of Personal Property, or (l) to the extent deemed appropriate by Beneficiary, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Beneficiary in the collection or disposition of any of the Personal Property. Trustor acknowledges that the purpose of this Section 3.8 is to provide non-exhaustive indications of what actions or omissions by Beneficiary would fulfill Beneficiary’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in Beneficiary’s exercise of remedies against the Personal Property and that other actions or omissions by Beneficiary shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 3.8. Without limitation upon the foregoing, nothing contained in this Section 3.8 shall be construed to grant any rights to Trustor or to impose any duties on Beneficiary that would not have been granted or imposed by this Deed of Trust or by applicable law in the absence of this Section 3.8.

3.9           Marshalling.  Beneficiary shall not be required to marshal any present or future collateral security (including but not limited to the Personal Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Trustor hereby agrees that it will not invoke any law relating to the marshalling of Personal Property which might cause delay in or impede the enforcement of Beneficiary’s rights and remedies under this Deed of Trust or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Trustor hereby irrevocably waives the benefits of all such laws.

3.10           Fixture Filing.  Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code of the State of Utah covering any part of the Trust Estate which now is or later may become fixtures attached to the Property or Improvements.  In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.  The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.  Certain financing statement information is set forth on Exhibit D to this Deed of Trust.

ARTICLE 4

REMEDIES UPON DEFAULT

4.1           Events of Default.  Each of the following shall constitute an event of default (“Event of Default”):

(a)           Transfer.  The occurrence of any Transfer, unless prior to such Transfer the holder of the Note has delivered to Trustor the written consent of such holder to such Transfer.

(b)           Other Events of Default.  The occurrence of (i) any default and the failure to cure such default during applicable cure periods, if any, or (ii) any Event of Default, (as such term is defined in any other Loan Document), under any other Loan Document.

(c)           Swap Agreement Default.  The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to Swap Agreement or Swap Transaction

(d)           Payments.  Failure by Trustor or Guarantor to pay any monetary amount due hereunder within ten (10) days of when due under any Loan Document.

(e)           Other Obligations.  Any failure by Trustor or Guarantor to perform any obligation hereunder not involving the payment of money, or to comply with any other term or condition applicable to Trustor hereunder and the expiration of thirty (30) days after written notice of such failure by Beneficiary to Trustor and Guarantor, unless cured within such thirty (30) day period.

(f)           Representations.  Any representation or warranty by Trustor hereunder is materially false, incorrect, or misleading as of the date made.

4.2           Acceleration Upon Default; Additional Remedies.  Upon the occurrence of an Event of Default, Beneficiary may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind.  Beneficiary may, in addition to the exercise of any or all of the remedies specified in Section 3.6 or Section 2.2:

(a)           Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) to the Obligations, all in such order as Beneficiary may determine.  The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale contained herein;

(b)           Commence an action to foreclose the lien of this Deed of Trust as a mortgage in accordance with Beneficiary’s rights under Utah Code Annotated § 57-1-23, or other applicable law, appoint a receiver as more particularly described in Section 4.5, or specifically enforce any of the covenants hereof;

(c)           Exercise the power of sale herein contained and deliver to Trustee a written statement of default or breach and cause Trustee to execute and record a notice of default and election to cause Trustor’s interest in the Trust Estate to be sold in accordance with Utah Annotated Code § 57-1-24 or other applicable law; or

(d)           Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law.

4.3           Exercise of Power of Sale.  After the lapse of such time as may then be required by Utah Annotated Code § 57-1-24 or other applicable law following the recordation of the notice of default, and notice of default and notice of sale having been given as then required by Utah Annotated Code § 57-1-25 and § 57-1-26 or other applicable law, Trustee, without demand on Trustor, shall sell the Trust Estate on the date and at the time and place designated in the notice of sale, either as a whole or in separate parcels, and in such order as Beneficiary may determine (but subject to Trustor’s statutory right under Utah Annotated Code § 57-1-27 to direct the order in which the property, if consisting of several known lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale.  The person conducting the sale may, for any cause deemed expedient, postpone the sale from time to time until it shall be completed and, in every such case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than forty-five (45) days beyond the date designated in the notice of sale, notice of the time, date, and place of sale shall be given in the same manner as the original notice of sale as required by Utah Annotated Code § 57-1-27.  Trustee shall execute and deliver to the purchaser a Trustee’s Deed, in accordance with Utah Annotated Code § 57-1-28, conveying the Property so sold, but without any covenant of warranty, express or implied.  The recitals in the Trustee’s Deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Beneficiary, may bid at the sale.  Trustee shall apply the proceeds of the sale as follows:

FIRST:  To the costs and expenses of exercising the power of sale and of the sale, including the payment of the trustee’s and attorney’s fees actually incurred not to exceed the amount which may be provided for in the trust deed.

SECOND: To payment of the obligations secured by the trust deed.

THIRD:  The balance, if any, to the person or person’s legally entitled to the proceeds, or the trustee, in the trustee’s discretion, may deposit the balance of the proceeds with the clerk of the district court of the county in which the sale took place, in accordance with Utah Code Annotated § 57-1-29.

Upon any sale made under or by virtue of this Section 4.3, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Beneficiary may bid for and acquire the Trust Estate, whether by payment of cash or by credit bid in accordance with Utah Annotated Code § 57-1-28(1)(b).  In the event of a successful credit bid, Beneficiary shall make settlement for the purchase price by crediting upon the Obligations of Trustor secured by this Deed of Trust such credit bid amount.  Beneficiary, upon so acquiring the Property or any part thereof, shall be entitled to hold, lease, rent, operate, manage, and sell the same in any manner provided by applicable laws.

For purposes of Utah Code Annotated § 57-1-28, Trustor agrees that all default interest, late charges, any prepayment premium, swap contract breakage fees and similar amounts, if any, owing from time to time under the Note shall constitute a part of and be entitled to the benefits of Beneficiary’s Deed of Trust lien upon the Trust Estate, and (ii) Beneficiary may add all default interest, late charges, any prepayment premium, swap contract breakage fees and similar amounts owing from time to time under the Note to the principal balance of the Note, and in either case Beneficiary may include the amount of all unpaid late charges in any credit bid Beneficiary may make at a foreclosure sale of the Trust Estate pursuant to this Deed of Trust.

4.4           Personal Property.  It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9a of the Utah Uniform Commercial Code, Beneficiary, upon an Event of Default, may proceed under the Utah Uniform Commercial Code or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect of real property, and treat both real and personal property interests as one parcel or package of security as permitted by Utah Annotated Code § 70A-9a-601 or other applicable law, and further may sell any shares of corporate stock evidencing water rights in accordance with Utah Annotated Code § 57-1-30 or other applicable law.

4.5           Appointment of Receiver.  Upon the occurrence of an Event of Default, Beneficiary, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor and consents to Beneficiary being appointed as such receiver if Beneficiary so elects.  Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases, and all the powers and duties of Beneficiary in case of entry as provided herein, and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Trust Estate or the date of expiration of any redemption period, unless such receivership is sooner terminated.

4.6           Uniform Commercial Code Remedies.  Without limitation of Beneficiary’s rights of enforcement with respect to the Trust Estate or any part thereof in accordance with the procedures for foreclosure of real estate, Beneficiary may exercise its rights of enforcement with respect to the Personal Property or any part thereof under the Uniform Commercial Code and in conjunction with, in addition to or in substitution for those rights and remedies: (i) Beneficiary may enter upon Grantor’s premises to take possession of, assemble and collect the Personal Property or, to the extent and for those items of the Personal Property permitted under applicable law, to render it unusable; (ii) Beneficiary may require Grantor to assemble the Personal Property and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Personal Property; (iii) written notice mailed to Grantor as provided herein at least five (5) days prior to the date of public sale of the Personal Property or prior to the date on which private sale of the Personal Property will be made shall constitute reasonable notice; provided that, if Beneficiary fails to comply with this clause (iii) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Uniform Commercial Code; (iv) any sale made pursuant to the provisions of this clause (iv) shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Personal Property under power of sale as provided in clause (iii) above in this Section 4.6; (v) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personal Property and the other Trust Estate may, at the option of Beneficiary, be sold as a whole; (vi) it shall not be necessary for Beneficiary to take possession of the Personal Property or any part thereof prior to the time that any sale pursuant to the provisions of this Section 4.6 is conducted and it shall not be necessary for the Personal Property or any part thereof to be present at the location of such sale; (vii) with respect to application of proceeds from disposition of the Personal Property under Article 3 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Beneficiary; (viii) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Obligations or as to the occurrence of any Default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; (ix) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary; (x) Beneficiary may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Personal Property, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Personal Property; (xi) Beneficiary may sell the Personal Property without giving any warranties as to the Personal Property, and may specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Personal Property; (xii) Grantor acknowledges that a private sale of the Personal Property may result in less proceeds than a public sale; and (xiii) Grantor acknowledges that the Personal Property may be sold at a loss to Grantor, and that in such event Beneficiary shall have no liability or responsibility to Grantor for such loss.

4.7           Remedies Not Exclusive.  Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Loan Documents and under the law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed.  Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security or guaranty now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security or any guaranty now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing under the law.  Every power or remedy given by any of the Loan Documents or by law to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and, to the extent permitted by law, either of them may pursue inconsistent remedies.

4.8           Deficiency.  Trustor agrees to pay any deficiency arising from any cause, to which Beneficiary may be entitled after applications of the proceeds of any sale, any Beneficiary may commence suit to collect such deficiency in accordance with Utah Annotated Code § 57-1-32 or other applicable law.

4.9           Reinstatement.  If Trustor, Trustor’s successor interest or any other person having a subordinate lien or encumbrance of record on the Property, reinstatements this Deed of Trust and the Loan with three (3) months of the recordation of a notice of default in accordance with Utah Annotated Code § 57-1-31(1), such party shall pay to Beneficiary the reasonable cancellation fee contemplated by Utah Annotated Code § 57-1-31(2), as delivered by Beneficiary, in accordance with its then current policies and procedures, whereupon Trustee shall record a notice of cancellation of the pending sale.

4.10         Marshalling of Assets.  Trustor, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights to require a marshalling of assets by Trustee or Beneficiary, or to require Trustee or Beneficiary, upon a foreclosure, to first resort to the sale of any portion of the Trust Estate which might have been retained by Trustor before foreclosing upon and selling any other portion as may be conveyed by Trustor subject to this Deed of Trust.

4.11         No Merger.  In the event of a foreclosure of this Deed of Trust or any other mortgage or deed of trust securing the Obligations, the Obligations then due Beneficiary shall not be merged into any decree of foreclosure entered by the court, and Beneficiary may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.

4.12         Request for Notice.  Beneficiary hereby requests, pursuant to Utah Annotated Code § 57-1-26(3), a copy of any notice of default and that any notice of sale hereunder and under any other deed of trust affecting the Trust Estate now or at any time in the future be mailed to it at the address set forth in Section 6.4.

4.13         Credit Bids.  Borrower agrees that (i) all unpaid late charges, swap breakage fees and other fees, expenses and costs shall constitute a part of and be entitled to the benefits of Lender’s Deed of Trust lien upon the Project, and (ii) Lender may add all unpaid late charges, swap breakage fees and other fees, expenses and costs to the principal balance of this Note, and in either case Lender may include the amount of all unpaid late charges, swap breakage fees and other fees, expenses and costs in any credit bid Lender may make at a foreclosure sale of the Project pursuant to the Deed of Trust.  Further, Lender shall have the right to credit bid and purchase at any UCC, bankruptcy, Sherriff’s or other sale or auction, including any sale under Section 363 of Title 11 United States Code and any successor or replacement statute (the US Bankruptcy Code).

ARTICLE 5

RELEASE AND RECONVEYANCE OF TRUST ESTATE

5.1           Reconveyance by Trustee.  Upon written request of Beneficiary stating that all Obligations have been satisfied in full, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

5.2           Partial Reconveyance.  At any time, without liability therefor and without notice, and without affecting the personal liability of Trustor or any other person for payment of the Obligations, Trustee may, with the consent of Beneficiary:  (a) release and reconvey by deed of reconveyance any part of the Trust Estate from the lien hereof; (b) consent to the making and recording of any maps or plats of the Trust Estate; (c) join in granting any easement on the Trust Estate; or (d) join in any extension agreement or any agreement subordinating or modifying the lien or charge hereof.  If Trustee shall perform any such acts or execute complete or partial reconveyances it shall be paid a fee in accordance with its established fees and charges therefor.

ARTICLE 6

MISCELLANEOUS

6.1           Change, Discharge, Termination, or Waiver.  No provision of this Deed of Trust may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought.  No failure on the part of Beneficiary to exercise and no delay by Beneficiary in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

6.2           Trustor Waiver of Rights.  Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisal before sale of any portion of the Trust Estate, and (b) all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or declare due the Obligations and marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies that Trustor may have or be able to assert under applicable law pertaining to the rights and remedies of sureties or guarantors.

6.3           Statements by Trustor.  Trustor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest or such other amounts.

6.4           Notices.  All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, (except for any notice address which is a post office box, in which case notice shall be given by first class mail) through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith.  Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

To Beneficiary:	JPMorgan Chase Bank, N.A.
201 South Main Street
Suite 300
Salt Lake City, Utah 84111
Attention: Lynn Goodale

with a copy to:	Snell & Wilmer L.L.P.
Beneficial Tower
15 West South Temple, Suite 1200
Salt Lake City, Utah 84101
Attention: Brian D. Cunningham, Esq.

To Trustor:	Utah Medical Products, Inc.
7043 South 300 West
Midvale, Utah 84047
Attention: Paul Richins

with a copy to:	Osborne Clarke
2 Palo Alto Square, Suite 200
Palo Alto, CA 94306
Attention: Steve Wilson, Esq.

6.5           Acceptance by Trustee.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

6.6           Captions and References.  The headings at the beginning of each section of this Deed of Trust are solely for convenience and are not part of this Deed of Trust.  Unless otherwise indicated, each reference in this Deed of Trust to a section or an exhibit is a reference to the respective section herein or exhibit hereto.  All exhibits hereto are incorporated herein by reference.

6.7           Invalidity of Certain Provisions.  If any provision of this Deed of Trust is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.  If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the obligations, and all payments made on the obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

6.8           Subrogation.  To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Trustor’s request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

6.9           Attorneys’ Fees.  If any or all of the Obligations are not paid when due or if an Event of Default occurs, Trustor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest therein from the date of demand at the Agreed Rate.

6.10         Governing Law. THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH EXCLUDING ANY UTAH CONFLICT OF LAWS RULES.

6.11         Joint and Several Obligations.  If this Deed of Trust is signed by more than one party as Trustor, all obligations of Trustor herein shall be the joint and several obligations of each party executing this Deed of Trust as Trustor.

6.12         Interpretation; Number and Gender.  In the event of any amendment to the provisions of Utah Code Annotated Title 57 or other provisions of Utah Code Annotated referenced in this Deed of Trust, this Deed of Trust shall, at the sole election of Beneficiary, be deemed amended to be consistent with such amendments or Beneficiary may elect not to give effect to such deemed amendments hereto if permitted by applicable law.  In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

6.13         Loan Statement Fees.  Trustor shall pay the amount demanded by Beneficiary or its authorized loan servicing agent for any statement regarding the Obligations, provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

6.14         Counterparts.  This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.  Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

6.15           No Merger of Lease.  If both the lessor’s and lessee’s estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration executed by Beneficiary so stating, and, unless and until Beneficiary so elects, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates.  In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect.  No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

6.16           Status of Title.  Trustor represents and warrants that it is the lawful owner of the Trust Estate free and clear of all Liens and Encumbrances and holds a fee simple estate in the Property and Improvements, subject only to the Permitted Exceptions and that Trustor has full right, power and authority to convey and mortgage the same and to execute this Deed of Trust.

6.17           Integration.  The Loan Documents contain the complete understanding and agreement of Trustor and Beneficiary and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

6.18           Binding Effect.  The Loan Documents will be binding upon, and inure to the benefit of, Trustor, Trustee and Beneficiary and their respective successors and assigns.  Trustor shall not assign or delegate its obligations under this Deed of Trust.

6.19           Time of the Essence.  Time is of the essence with regard to the each provision of the Loan Documents as to which time is a factor.

6.20           Survival.  The representations, warranties, and covenants of the Trustor and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

UTAH MEDICAL PRODUCTS, INC.
a corporation

By: /s/ Paul O. Richins
Name: Paul O. Richins
Title: V.P.
“Trustor”

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

The foregoing instrument was acknowledged before me this _____ day of March, 2011, by ________________, the ________________ of UTAH MEDICAL PRODUCTS, INC., a Utah corporation, for and on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________
NOTARY PUBLIC
[Seal]

EXHIBIT A

PROPERTY DESCRIPTION

That certain real property owned by Trustor and situated in the County of Salt Lake County, State of Utah and described as follows:

PARCEL 1:

BEGINNING AT A POINT 89°55’56” EAST 13.85 FEET, NORTH 0°03’08” WEST 2259.75 FEET AND WEST 838.63 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 10, TOWNSHIP 1 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE WEST 253.42 FEET; THENCE NORTH 343.78 FEET; THENCE EAST 255.42 FEET; THENCE SOUTH 343.78 FEET; THENCE WEST 2.00 FEET TO THE POINT OF BEGINNING.

ALSO THAT PORTION LYING WEST OF THE FOLLOWING DESCRIBED LINE, ACQUIRED BY BOUNDARY LINE AGREEMENT RECORDED NOVEMBER 03, 1999 AS ENTRY NO. 7504679 IN BOOK 8320 AT PAGE 6399 OF OFFICIAL RECORDS:

BEGINNING AT A POINT NORTH 89°55’56” EAST 13.85 FEET, NORTH 00°03’08” WEST 2259.75 FEET AND WEST 836.63 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 10, TOWNSHIP 1 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN; THENCE NORTH 343.78 FEET.

PARCEL 2:

TOGETHER WITH A RIGHT-OF-WAY FOR INGRESS AND EGRESS OVER THE FOLLOWING DESCRIBED PROEPRTY; BEGINNING AT A POINT ON THE WEST RIGHT-OF-WAY LINE OF REDWOOD ROAD, SAID POINT BEING NORTH 89°55’56” EAST 13.86 FEET AND NORTH 0°03’08” WEST 2259.75 FEET AND WEST 50.00 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 10, TOWNSHIP 1 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE WEST 1042.05 FEET; THENCE SOUTH 50.00 FEET; THENCE EAST 1042.05 FEET TO THE WEST RIGHT-OF-WAY LINE OF REDWOOD ROAD; THENCE NORTH 0°03’08” ALONG SAID RIGHT-OF-WAY 50.00 FEET TO THE POINT OF BEGINNING.

Said property is also known by the street address of:

A-1

EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY

All of Trustor’s assets, including, without limitation, “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Collateral”, “Deposit Accounts”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-credit Rights”, “Noncash Proceeds”, and “Tangible Chattel Paper”, as defined in the Uniform Commercial Code.  Such assets include, without limitation:

(a)           All personal property, (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, construction materials and software embedded in any of the foregoing) in which Trustor now or hereafter acquires an interest or right, which is now or hereafter located on or affixed to the Property or the Improvements or used or useful in the operation, use, or occupancy thereof or the construction of any Improvements thereon, together with any interest of Trustor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to the Property, Improvements, or such personal property;

(b)           All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof or from the Property, the Improvements or any other part of the Trust Estate, or which may be received or receivable by Trustor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

(c)           All of Trustor’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to all deposits from tenants or purchasers of any portion of the Property or Improvements, rights to receive capital contributions or subscriptions from Trustor’s partners or shareholders, amounts payable on account of the sale of partnership interests in Trustor or the capital stock of Trustor, accounts and other accounts receivable, deposit accounts, chattel paper (whether tangible or electronic), notes, drafts, contract rights, instruments, general intangibles, and principal, interest, and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments evidencing securing or guarantying the same;

(d)           All other intangible property (and related software) and rights relating to the Property, the Improvements, the personal property described in Paragraph (a) above or the operation, occupancy, or use thereof, including, without limitation, all governmental and private contracts, agreements, permits, licenses, and approvals relating to construction on or operation, occupancy, or use of the Property or Improvements, all names under or by which the Property or Improvements may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks, copyrights, patent and copyright applications and registrations, patterns, designs, drawings, plans and specifications, other proprietary information and intellectual property, and royalties relating in any way to the Property or the Improvements, and all management agreements with respect to the management and operation of the Property, and all goodwill and software in any way relating to the Property or the Improvements.

(e)           Trustor’s rights under all insurance policies covering the Property, the Improvements, the Personal Property, and the other parts of the Trust Estate and any and all proceeds, loss payments, and premium refunds payable regarding the same;

(f)           All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any Improvements on the Property;

(g)           All water, water stock and water rights relating to the Property;

(h)           All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Property, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any loss or diminution in value of the Property, the Improvements, the Personal Property, or any other part of the Trust Estate;

B-1

(i)           All architectural, structural, mechanical, and engineering plans and specifications prepared for construction of Improvements or extraction of minerals or gravel from the Property and all studies, data, and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of Improvements on or extraction of minerals or gravel from the Property;

(j)           All of Trustor’s rights as a declarant, developer or otherwise, including, without limitation, all voting and other rights under all covenants, conditions and restrictions affecting the Property or the Improvements;

(k)           All Trustor’s rights in proceeds of the loan evidenced by the Note;

(l)           All of Trustor’s rights under any agreements affecting the Property, whether now existing or hereafter arising; and

(m)           All proceeds from sale or disposition of any of the aforesaid collateral.

As used in this Exhibit B the terms “Obligations”, “ Note”, “Trust Estate”, “Property”, “Improvements”, and “Personal Property” shall have the meanings set forth in the Deed of Trust to which this Exhibit B is attached.

B-2

EXHIBIT C

PERMITTED EXCEPTIONS

“Permitted Exceptions” means the following:

1.           Sale, transfer, or other disposition of any Personal Property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value.

2.           Liens and Encumbrances being contested in accordance with the provisions of this Deed of Trust.

3.           Impositions being contested in accordance with the provisions of this Deed of Trust.

4.           This Deed of Trust.

5.           Purchase money liens on items of Personal Property collateral.

6.           The lien of current real property taxes not yet due.

7.           Matters permitted by the terms of the Loan Agreement.

C-1

EXHIBIT D

FINANCING STATEMENT INFORMATION

The Beneficiary/Secured Party is:

JPMorgan Chase Bank, N.A.
201 South Main Street
Suite 300
Salt Lake City, Utah 84111
Attention: Lynn Goodale

The Trustor is:

Utah Medical Products, Inc.
7043 South 300 West
Midvale, Utah 84047
Attention: Paul Richins

Organizational Identification No.: 696062-0142

The Collateral is the Personal Property (including all fixtures) described on Exhibit B to the Deed of Trust.

D-1